NIDA & MALONEY
A Limited Liability Partnership
800 Anacapa Street
Santa Barbara, California 93101
(805) 568-1151
Facsimile (805) 568-1955

January 10, 2001

The Plastic Surgery Company
509 E. Montecito Street, 2nd Floor
Santa Barbara, California 93103

        Re:The Plastic Surgery Company - Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as counsel to The Plastic Surgery Company, a Georgia corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offering from time to time by the holders of 2,386,282 shares of the Company's common stock (the "Common Stock"). This opinion is delivered to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act in connection with the Registration Statement of Form S-3, including all pre-effective and post-effective amendments thereto (the "Registration Statement"), for the aforementioned sale, filed with the Securities and Exchange Commission (the "Commission") under the Securities Act.

        In rendering the opinion set forth herein, we have made such investigations of fact and law, and examined such documents and instruments, or copies thereof established to our satisfaction to be true and correct copies thereof, as we have deemed necessary under the circumstances.

        Based upon the foregoing and such other examination of law and fact as we have deemed necessary, and in reliance thereon, we are of the opinion that the shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and further consent to the reference to this firm in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,
By:/s/ Nida &Maloney, LLP